UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 16, 2008


                      FREEHAND SYSTEMS INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                   1-17963                 11-2906904
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(State or other jurisdiction       (Commission             (IRS Employer
    of  incorporation)             File Number)          Identification No.)


                 95 First Street, Suite 200, Los Altos CA 94022
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               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (650) 941-0742


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 - Modification of a material contract.

On January 9, 2009, FreeHand Systems International, Inc. ("the Company") entered into an agreement with Vision Opportunity Master Fund Ltd. ("Vision") to amend the terms of a $1,500,000 note payable to Vision dated July 27, 2007. The amendment extends the due date of the note and accrued interest by one year from April 1, 2009 to April 1, 2010. The Company also issued warrants to Vision to purchase 5,000,000 shares of the Company's common stock at $0.01 per share. The warrants expire in seven years and are exercisable at any time. The Company also modified the exercise price on existing warrants held by Vision to purchase 5,000,000 shares of the Company's common stock to $0.01 per share from $0.65 per share. In connection with these amendments the anti-dilution provisions of the warrants were deleted in their entirety.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an
            Off-Balance Sheet Arrangement of a Registrant

On January 7, 2009, FreeHand Systems International, Inc. ("the Company") borrowed $75,000 from Bruce Swanson, pursuant to a note from the Company dated such date ("the Note"). The Note is unsecured and provides for interest at 10% of the note amount and both interest and the principal amount of the Note are due April 7, 2009. On January 10, 2009 Mr. Swanson extended the due date of an existing note by one month from January 6, 2009 to February 6, 2009.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2009, the Company accepted the resignation of Michael Hamilton as Senior Vice President Operations and Director. Kim Lorz, CEO has assumed Mr. Hamilton's duties. There were no disagreements, as defined in 17 CFR 240.3b-7, on any matter relating to the registrant's operations, policies or practices with Mr. Hamilton and any officer or director of the Company.

We also note for information purposes that on November 16, 2008, Mr. Steven Souders resigned as Director. There were no disagreements, as defined in 17 CFR 240.3b-7, on any matter relating to the registrant's operations, policies or practices with Mr. Souders and any officer or director of the Company.

Item 8.01 - Other Events

On December 22, 2008, the Company purchased the following from Vision Opportunity Master Fund Ltd. ("Vision") for an aggregate purchase price of $100.00:

         o        7,996,875 shares of the Company's common stock,

         o 120 shares of Series C Convertible Preferred Stock convertible into 6,000,000 shares of the Company's common stock and

         o Warrants to purchase a total of 16,000,000 shares of the Company's common stock at an exercise price of $0.50 per share.

The Company has canceled the warrants and plans to hold the common and preferred stock as treasury stock.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 12, 2009                       FREEHAND SYSTEMS INTERNATIONAL, INC.

                                       By: /s/ Kim A. Lorz
                                           -------------------------------------
                                           Kim A. Lorz
                                           Chief Executive Officer




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